Exhibit 99.1
FOR IMMEDIATE RELEASE
BROWN-FORMAN AUTHORIZES $250 MILLION SHARE REPURCHASE PROGRAM
     Louisville, KY, March 25, 2011 — Brown-Forman Corporation (NYSE: BFB, BFA) announced that its Board of Directors has authorized the repurchase of up to $250 million of its outstanding Class A and Class B common shares through November 30, 2011, subject to market and other conditions. Under this plan, the company can repurchase shares from time to time for cash in open market purchases, block transactions, and privately negotiated transactions in accordance with applicable federal securities laws. This share repurchase program may be modified, suspended, terminated or extended by the company at any time without prior notice.
     Paul Varga, chief executive officer of Brown-Forman noted, “The announcement of this share repurchase authorization demonstrates our continued confidence in the long-term growth prospects of Brown-Forman.”
     For over 140 years, Brown-Forman Corporation has enriched the experience of life by responsibly building fine quality beverage alcohol brands, including Jack Daniel’s Tennessee Whiskey, Southern Comfort, Finlandia, Jack Daniel’s & Cola, Canadian Mist, Fetzer, Korbel, Gentleman Jack, el Jimador, Tequila Herradura, Sonoma-Cutrer, Chambord, New Mix, Tuaca, and Woodford Reserve. Brown-Forman’s brands are supported by nearly 4,000 employees and sold in approximately 135 countries worldwide. For more information about the company, please visit
http://www.brown-forman.com/.

Important Information on Forward-Looking Statements:
This report contains statements, estimates, and projections that are “forward-looking statements” as defined under U.S. federal securities laws. Words such as “aim,” “anticipate,” “aspire,” “believe,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “potential,” “project,” “pursue,” “see,” “will,” “will continue,” and similar words identify forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. These risks and other factors include, but are not limited to:
•	continuing or additional pressure on economic conditions in major markets or political, financial, or equity market turmoil (and related credit and capital market instability and illiquidity); high unemployment; supplier, customer or consumer credit or other financial problems; inventory fluctuations at distributors, wholesalers, or retailers; bank failures or governmental nationalizations; etc.

•	successful development and implementation of effective business and brand strategies and innovations, including distribution, marketing, promotional activity, favorable trade and consumer reaction to our product line extensions, formulation, and packaging changes

•	competitors’ pricing actions (including price reductions, promotions, discounting, couponing or free goods), marketing, product introductions, or other competitive activities

•	prolonged continuation or acceleration of the declines in consumer confidence or spending, whether related to economic conditions (such as austerity measures or tax increases), wars, natural or other disasters, weather, pandemics, security concerns, terrorist attacks or other factors

•	changes in tax rates (including excise, sales, VAT, corporate, individual income, dividends, capital gains) or in related reserves, changes in tax rules (e.g., LIFO, foreign income deferral, U.S. manufacturing and other deductions) or accounting standards, tariffs, or other restrictions affecting beverage alcohol, and the unpredictability and suddenness with which they can occur

•	trade or consumer resistance to price increases in our products

•	tighter governmental restrictions on our ability to produce, import, sell, price, or market our products, including advertising and promotion; regulatory compliance costs

•	business disruption, decline or costs related to reductions in workforce or other cost-cutting measures

•	lower returns and discount rates related to pension assets, higher interest rates, or significant fluctuations in inflation rates; deflation

•	fluctuations in the U.S. dollar against foreign currencies, especially the euro, British pound, Australian dollar, or Polish zloty

•	changes in consumer behavior and our ability to anticipate and respond to them, including reduction of bar, restaurant, hotel or other on-premise business; shifts to discount store purchases or shifts away from premium-priced products; other price-sensitive consumer behavior; or reductions in travel

•	distribution arrangement and other route-to-consumer decisions or changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in implementation-related costs

•	adverse impacts resulting from our acquisitions, dispositions, joint ventures, business partnerships, or portfolio strategies

•	lower profits, due to factors such as fewer used barrel sales, lower production volumes (either for our own brands or for those of third parties), sales mix shift toward lower priced or lower margin skus, or cost increases in energy or raw materials, such as grapes, grain, agave, wood, glass, plastic, or closures

•	climate changes, agricultural uncertainties, environmental calamities, our suppliers’ financial hardships or other factors that affect the availability, price, or quality of grapes, agave, grain, glass, energy, closures, plastic, or wood

•	negative publicity related to our company, brands, personnel, operations, business performance or prospects

•	product counterfeiting, tampering, contamination, or recalls and resulting negative effects on our sales, brand equity, or corporate reputation

•	significant costs or other adverse developments stemming from litigation or governmental investigations of beverage alcohol industry business, trade, or marketing practices by us, our importers, distributors, or retailers

•	impairment in the recorded value of any assets, including receivables, inventory, fixed assets, goodwill or other intangibles